Exhibit 15(b)



          August 14, 1998



          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C.  20549

          Ladies and Gentlemen:

          We are aware that UniSource Energy Corporation has included our reports dated May 5, 1998 and August 4, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-31043-99) to be filed on or about August 14, 1998. We are also aware of our responsibilities under the Securities Act of 1933.


          Yours very truly,

          /s/ PricewaterhouseCoopers LLP